Exhibit 99(e)(2)

Principal Life Insurance Company P.O. Box 10431 Des Moines, IA 50306-0431	Guaranteed/Simplified Issue Life Insurance Application
Note: Complete Part A for Guaranteed Issue. Complete Part A and B for Simplified Issue.
PART A
1. PERSONAL INFORMATION ABOUT THE PROPOSED INSURED

Name (First, Middle, Last)	Sex	Date of Birth
	☐ Male ☐ Female	/ /

Street Address	Social Security Number	Birthplace (State, or Country if not U.S.)
- -

City, State, Zip Code	Driver’s License Number		State Issued

Home Phone Number	Occupation
( )

Work Phone Number	Workplace Zip Code
( )

2. BASIC COVERAGE APPLIED FOR

Product	Policy Planned Premium $

Face Amount (excluding riders)	Premium Frequency: (choose one)
$	☐ Annual ☐ Semi Annual ☐ Quarterly ☐ Single Pay

☐ EFT (complete EFT form + attach sample check)
Death Benefit Option if applicable:
☐ Option 1: Level Face Amount	List Bill Number

☐ Option 2: Face + Accumulated/Policy Value	☐ Annual ☐ Semi Annual ☐ Quarterly ☐ Monthly
☐ Option 3: Face + Premiums Paid Less Partial Surrenders	Unscheduled Premium $

3. BENEFITS/RIDERS (Some riders are not available with all products)

☐ Accounting Benefit	☐

☐ Alternate Cash Surrender Value	☐

☐ Change of Insured	☐

☐ Salary Increase — Amount $	☐

4. BENEFICIARY INFORMATION

Primary Beneficiary	Relationship to Proposed Insured

Contingent Beneficiary	Relationship to Proposed Insured

This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.

Proposed Insured Name

5. OWNERSHIP INFORMATION

Owner Name (If trust, provide name of trust*)	Relationship to Proposed Insured

Address	Taxpayer Identification Number

City, State, Zip Code	Date of Birth (If trust, provide date of trust*)

Joint Owner Name	Relationship to Proposed Insured

Address	Taxpayer Identification Number

City, State, Zip Code	Date of Birth

Contingent Owner Name	Relationship to Proposed Insured

* Submit copy of trust with this application.
6. OTHER INSURANCE

(a)	Is there other life insurance or annuities in force or applied for?	☐ Yes ☐ No
(If yes, list all other life insurance or annuities in force or currently being applied for, even if sold, assigned, or viaticated.)

			Policy	Check if	Year
Insured’s Name	Company	Amount	Number	Pending	Issued	Primary Purpose

		$		☐

		$		☐

		$		☐

		$		☐

(b)	If coverage is pending, will all pending coverage be accepted?	☐ Yes ☐ No
If no, explain.

7. REPLACEMENT

(a)	Will the insurance applied for with this application replace or affect any of the Owner’s other life or annuity contracts (including pending coverage provided with a binding receipt)?	☐ Yes ☐ No
If yes, list company name(s) and policy number(s) and provide necessary forms:

(b)	Is this an Internal Revenue Code section 1035 exchange?	☐ Yes ☐ No
8. ACTIVELY AT WORK

(a)	Are you actively at work full time (30 hours or more per week) at your usual place of business on the date this application is signed?	☐ Yes ☐ No
If no, please explain

(b)	Have you missed 5 or more consecutive days in the past 90 days because of medical reasons such as illness or injury?	☐ Yes ☐ No
If yes, please explain

9. TOBACCO USE

Within the past 12 months, have you used cigarettes, cigars, pipe, chewing tobacco, snuff, nicotine gum/patch or other products containing nicotine?	☐ Yes ☐ No
If yes, provide details

This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.

Proposed Insured Name

IF SIMPLIFIED ISSUE, COMPLETE PART B AND PROCEED TO PART C
IF GUARANTEED ISSUE, STOP HERE AND PROCEED TO PART C

PART B
MEDICAL HISTORY/HEALTH HABITS (Provide details to yes answers, questions 1-6 below)

1.	In the last ten years, have you had, been treated for or been diagnosed as having:
	a.	chest pain, heart attack, stroke, or any other disease or disorder of the heart or blood vessels?	☐ Yes ☐ No
	b.	cancer or a tumor, cyst or growth?	☐ Yes ☐ No
	c.	hepatitis, cirrhosis, or any other disease or disorder of the liver, pancreas or digestive tract?	☐ Yes ☐ No
	d.	emphysema or any other disease or disorder of the lungs or respiratory system?	☐ Yes ☐ No
	e.	diabetes, borderline diabetes, or any other disease or disorder of the glandular system?	☐ Yes ☐ No
2.	In the last ten years, have you had, been treated for or been diagnosed as having HIV (Human Immunodeficiency Virus) infection, positive HIV (Human Immunodeficiency Virus) test or AIDS (Acquired Immunodeficiency Syndrome)?		☐ Yes ☐ No
3.	In the last ten years, have you consulted a doctor, been hospitalized, or had any illness or injury not provided in response to a previous question?		☐ Yes ☐ No
4.	In the last five years, have you been charged with driving while intoxicated or reckless driving?		☐ Yes ☐ No
5.	Have you ever been advised to limit or discontinue the use of alcohol or drugs; or sought or received treatment because of your alcohol or drug use?		☐ Yes ☐ No
6.	Current Ht. Wt. Have you lost more than 10 lbs. in the last year?		☐ Yes ☐ No
If yes, lbs./kgs. Indicate Reason

DETAILS TO QUESTIONS 1-6

Question #	Include dates, details, diagnosis, types, results of treatment, and physician seen.

This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.

Principal Life Insurance Company P.O. Box 10431 Des Moines, IA 50306-0431	Guaranteed/Simplified Issue Life Insurance Application
PART C — AGREEMENT/AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION
(“Company” means Principal Life Insurance Company)
AGREEMENT
Statements In Application: I represent that all statements in this application are true and complete to the best of my knowledge and belief and were correctly recorded before I signed my name below. I understand and agree that the statements in the application, including statements by the Proposed Insured in any medical questionnaire that becomes a part of this application, shall be the basis of any insurance issued. I also understand that misrepresentations can mean denial of an otherwise valid claim and rescission of the policy during the contestable period.
When Policy Coverage Becomes Effective: I understand and agree that if a policy is issued as applied for with a premium deposit paid, policy coverage will become effective as of issuance. The Company agrees to pay any proceeds pursuant to policy terms subject to the acceptance of the proposed owner. I understand and agree that if a policy is issued as other than applied for or without a premium deposit (C.O.D.), then policy coverage is not effective and the Company shall incur no liability unless:
1)	A policy issued on this application has been physically delivered to and accepted by the owner and the first premium paid; and

2)	At the time of such delivery and payment, the person to be insured is actually in the state of health and insurability represented in this application, medical questionnaire, or amendment that becomes a part of this application; and

3)	The Acknowledgement of Delivery form is signed by me and the Proposed Insured (if different than me) and dated at delivery.
If these conditions are met, the policy is deemed effective on the Policy Date stated in the policy data pages.
Limitation of Authority: I understand and agree that no agent, broker, licensed representative, telephone interviewer, or medical examiner has any authority to determine insurability, or to make, change or discharge any contract, or to waive any of the Company’s rights. The Company’s right to truthful and complete answers to all questions on this application and on any medical questionnaire that becomes a part of this application may not be waived. No knowledge of any fact on the part of any agent, broker, licensed representative, telephone interviewer, medical examiner or other person shall be considered knowledge of the Company unless such fact is stated in the application.
If my employer is the owner and beneficiary on this application: I agree to allow my employer to purchase insurance on my life. I understand that my employer will have all present and future rights of ownership and will also be the beneficiary of the policy. There is no obligation, on my part, to pay the policy premiums. I acknowledge that as an employee, the employer has an insurable interest in my life. I understand and agree that my administrators, estate, heirs and assignees have no rights to any policy proceeds. I further authorize my employer to increase the amount of insurance on my life in the future without another consent from me and without further notice to me as long as I am employed by the employer. I consent to and authorize my employer or its successors to continue to be the owner and beneficiary of this policy(s) indefinitely including after the end of my employment by the employer.
AUTHORIZATION
I authorize any insurance (or reinsuring) company, consumer reporting agency, governmental agency, insurance agent, broker, licensed representative, or any other organization, institution or person having personal information (including physical, mental, drug or alcohol use history) regarding me, the named proposed insured, to provide to the Company, its representatives or reinsurers, any such data. I authorize the Company to conduct a telephone interview in connection with my application for insurance.
I understand and agree to sign any authorization that is required to authorize any doctor, hospital, clinic, health care provider, laboratory, pharmacy benefit manager or any other institution having personal information (including physical, mental, drug or alcohol use history) regarding the named proposed insured to provide the Company, its representatives or reinsurers any such data. I understand that if I refuse to sign an authorization to release my complete medical record, Principal Life may not be able to process my application for life insurance coverage.
I authorize the Medical Information Bureau (MIB, Inc.) to furnish the above data to the Company or its reinsurers. I authorize the Company to release any such data to MIB, Inc. or as required by law. Notwithstanding any other provision in this form, the authorization to release data to the MIB, Inc. shall survive the termination of this form to the extent necessary to confirm, correct or update previously supplied data to the MIB, Inc. Data released may include results of my medical examination or tests requested by the Company. I understand that the data obtained by use of this authorization will be used by the Company to determine eligibility for insurance.
I agree that this authorization shall be valid for 24 months from the date of this application. I may revoke this authorization for information not then obtained. Such revocation must be in writing. It will not be effective until received at the Company’s Home Office. I agree a photocopy of this authorization is as valid as the original. I have received a copy of this authorization. I have received a copy of the “Notice of Insurance Information Practices,” which includes notice required by any Fair Credit Reporting Act. It also describes MIB, Inc.

This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.

PART C — AGREEMENT/AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION (CONTINUED)
C.O.D. or Advance Premium Paid:
☐	This application is C.O.D. and I have not been given any Conditional Receipt with this application.

☐	I have paid $ as an advance premium with this application which is no less than one month’s advance premium and I have been given the Life Insurance Conditional Receipt. In return I have read, understand, and agree to its terms.

☐	I have submitted an Absolute Assignment form with this application and I have been given the Life Insurance 1035 Conditional Receipt. In return I have read, understand, and agree to its terms.
Warning: It is a crime to provide false, misleading, or incomplete information to an insurance company for the purpose of defrauding the company or any other person. Penalties include imprisonment and/or fines and denial of insurance benefits.
OWNER TAXPAYER IDENTIFICATION NUMBER CERTIFICATION: As proposed owner of this contract, I certify under penalties of perjury: (1) The taxpayer identification number shown on this application is correct, (2) I am not subject to IRS backup withholding, and (3) I am a U.S. person (which includes a U.S. resident alien). If subject to backup withholding complete W-9. If not a U.S. person complete W-8. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.
Signatures — Please read all of the above Agreements, Authorizations, and Certification before signing below.

Signature of Proposed Insured (If age 15 or over)
X

Signature of Parent (If Proposed Insured is under age 18 and Parent has not signed as Owner)
X

Signature of Owner(s), if other than Proposed Insured. If corporation, an officer other than the Proposed Insured must sign and include officer’s title. If joint ownership or Trust, all joint owners/trustees must sign. If signing as a Trustee include ‘Trustee’ as title.

Title
X

Title
X

Title
X

Signed at: City	State	Date	Signature of Licensed Agent/Broker/Representative			License Number
X

Cosignature by resident Licensed Agent/Broker/Representative, if applicable in your state					Date	License Number
X

This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.

Principal Life Insurance Company P.O. Box 10431 Des Moines, IA 50306-0431	Guaranteed/Simplified Issue Life Insurance Application
PART C — AGREEMENT/AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION
(“Company” means Principal Life Insurance Company)
AGREEMENT
Statements In Application: I represent that all statements in this application are true and complete to the best of my knowledge and belief and were correctly recorded before I signed my name below. I understand and agree that the statements in the application, including statements by the Proposed Insured in any medical questionnaire that becomes a part of this application, shall be the basis of any insurance issued. I also understand that misrepresentations can mean denial of an otherwise valid claim and rescission of the policy during the contestable period.
When Policy Coverage Becomes Effective: I understand and agree that if a policy is issued as applied for with a premium deposit paid, policy coverage will become effective as of issuance. The Company agrees to pay any proceeds pursuant to policy terms subject to the acceptance of the proposed owner.
I understand and agree that if a policy is issued as other than applied for or without a premium deposit (C.O.D.), then policy coverage is not effective and the Company shall incur no liability unless:
1)	A policy issued on this application has been physically delivered to and accepted by the owner and the first premium paid; and

2)	At the time of such delivery and payment, the person to be insured is actually in the state of health and insurability represented in this application, medical questionnaire, or amendment that becomes a part of this application; and

3)	The Acknowledgement of Delivery form is signed by me and the Proposed Insured (if different than me) and dated at delivery.
If these conditions are met, the policy is deemed effective on the Policy Date stated in the policy data pages.
Limitation of Authority: I understand and agree that no agent, broker, licensed representative, telephone interviewer, or medical examiner has any authority to determine insurability, or to make, change or discharge any contract, or to waive any of the Company’s rights. The Company’s right to truthful and complete answers to all questions on this application and on any medical questionnaire that becomes a part of this application may not be waived. No knowledge of any fact on the part of any agent, broker, licensed representative, telephone interviewer, medical examiner or other person shall be considered knowledge of the Company unless such fact is stated in the application.
If my employer is the owner and beneficiary on this application: I agree to allow my employer to purchase insurance on my life. I understand that my employer will have all present and future rights of ownership and will also be the beneficiary of the policy. There is no obligation, on my part, to pay the policy premiums. I acknowledge that as an employee, the employer has an insurable interest in my life. I understand and agree that my administrators, estate, heirs and assignees have no rights to any policy proceeds. I further authorize my employer to increase the amount of insurance on my life in the future without another consent from me and without further notice to me as long as I am employed by the employer. I consent to and authorize my employer or its successors to continue to be the owner and beneficiary of this policy(s) indefinitely including after the end of my employment by the employer.
AUTHORIZATION
I authorize any insurance (or reinsuring) company, consumer reporting agency, governmental agency, insurance agent, broker, licensed representative, or any other organization, institution or person having personal information (including physical, mental, drug or alcohol use history) regarding me, the named proposed insured, to provide to the Company, its representatives or reinsurers, any such data. I authorize the Company to conduct a telephone interview in connection with my application for insurance.
I understand and agree to sign any authorization that is required to authorize any doctor, hospital, clinic, health care provider, laboratory, pharmacy benefit manager or any other institution having personal information (including physical, mental, drug or alcohol use history) regarding the named proposed insured to provide the Company, its representatives or reinsurers any such data. I understand that if I refuse to sign an authorization to release my complete medical record, Principal Life may not be able to process my application for life insurance coverage.
I authorize the Medical Information Bureau (MIB, Inc.) to furnish the above data to the Company or its reinsurers. I authorize the Company to release any such data to MIB, Inc. or as required by law. Notwithstanding any other provision in this form, the authorization to release data to the MIB, Inc. shall survive the termination of this form to the extent necessary to confirm, correct or update previously supplied data to the MIB, Inc. Data released may include results of my medical examination or tests requested by the Company. I understand that the data obtained by use of this authorization will be used by the Company to determine eligibility for insurance.
I agree that this authorization shall be valid for 24 months from the date of this application. I may revoke this authorization for information not then obtained. Such revocation must be in writing. It will not be effective until received at the Company’s Home Office. I agree a photocopy of this authorization is as valid as the original. I have received a copy of this authorization. I have received a copy of the “Notice of Insurance Information Practices,” which includes notice required by any Fair Credit Reporting Act. It also describes MIB, Inc.

CLIENT COPY

This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.

PART C — AGREEMENT/AUTHORIZATION TO OBTAIN AND DISCLOSE INFORMATION (CONTINUED)
C.O.D. or Advance Premium Paid:
☐	This application is C.O.D. and I have not been given any Conditional Receipt with this application.

☐	I have paid $ as an advance premium with this application which is no less than one month’s advance premium and I have been given the Life Insurance Conditional Receipt. In return I have read, understand, and agree to its terms.

☐	I have submitted an Absolute Assignment form with this application and I have been given the Life Insurance 1035 Conditional Receipt. In return I have read, understand, and agree to its terms.
Warning: It is a crime to provide false, misleading, or incomplete information to an insurance company for the purpose of defrauding the company or any other person. Penalties include imprisonment and/or fines and denial of insurance benefits.
OWNER TAXPAYER IDENTIFICATION NUMBER CERTIFICATION: As proposed owner of this contract, I certify under penalties of perjury: (1) The taxpayer identification number shown on this application is correct, (2) I am not subject to IRS backup withholding, and (3) I am a U.S. person (which includes a U.S. resident alien). If subject to backup withholding complete W-9. If not a U.S. person complete W-8. The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

CLIENT COPY

This completed document is for restricted use only. No part may be copied nor disclosed without prior consent of The Principal®.